STATE  OF  SOUTH  CAROLINA)
                                  SUBLEASE
COUNTY  OF  GREENVILLE)


     THIS SUBLEASE ("Sublease") is made and entered into as of the 24th day of April, 1998, by and between SUMMIT NATIONAL BANK ("Sublessee") and BRANCH
BANKING  AND  TRUST  COMPANY  OF  SOUTH  CAROLINA  ("Sublessor").

1.     RECITALS.

1.1  On  August  13,  1981,  Carroll  E.  Caldwell  and  Nancy  Caldwell  Rentz
("Landlord") leased the Premises (as hereinafter defined) to South Carolina Federal Savings and Loan Association for a term of years to expire on November 1, 2012. The initial lease was amended in September, 1981, and again on January 14, 1993. The initial lease and. amendments are collectively referred to as the "Primary Lease"; attached and incorporated as Exhibit A.

1.2 On January 20, 1984, South Carolina Federal Savings and Loan Association sold its branch located at the Premises, as well as its rights under the Primary Lease, to First Federal Savings and Loan Association of South Carolina.

1.3 On December 20, 1990, First Federal Savings and Loan Association of South Carolina changed its name to The First Savings Bank, FSB.

1.4 On January 28, 1994, The First Savings Bank, FSB, merged with Southern National Bank of South Carolina.

1.5 On May 23, 1995, Southern National Bank of South Carolina merged with Sublessor.

1.6 Based on the foregoing, Sublessor holds the leasehold interest represented by the Primary Lease and is fully authorized to sublease the Premises.

2. THE PREMISES. Sublessor leases to Sublessee and Sublessee leases from Sublessor that certain real property located at 800 E. North Street, Greenville, South Carolina., together with the building, fixtures, improvements and equipment thereon (hereinafter referred to as the "Premises") described more fully on Exhibit B attached hereto and incorporated herein.

3. CONTINGENCY. This Sublease shall be contingent upon Sublessee receiving final approval for the operation of a bank from the applicable federal and state regulatory agencies by August 31, 1998. Sublessee shall be obligated to the full term of this Sublease unless it exercises this contingency prior to August 31, 1998:

4.     TERM  OF  SUBLEASE.

4.1 TERM. The term of this Sublease. shall: commence . on May 1; 1998, and shall extend for a period seven (7) years thereafter unless sooner terminated as hereinafter provided.

4.2 POSSESSION OF PREMISES. Possession shall be granted to Sublessee on or before May 1, 1998. The Premises shall be broom clean and shall be. free of Sublessor's property and equipment. Sublessee shall have the right to remove any furniture or equipment of the Sublessor remaining on the Premises after April 31;1998; provided that such removal does not damage the Premises, diminish the Premises' value, or constitute a violation of the Primary Lease.

4.3 HOLDOVER. Should Sublessee hold over the Premises after the expiration of this Sublease, unless otherwise agreed in writing, such holding over shall constitute a tenancy from month to month only, subject to the terms hereof and to the payment of monthly rental. Termination by either party during any holdover period shall be upon thirty (30) days written notice, in which case Sublessee shall vacate the Premises prior to expiration of said thirty (30) day period.

     Monthly rent due to Sublessor during any holdover period shall be two times the rent existing at the expiration of the Sublease. Sublessor shall not be liable for any damage to Sublessee resulting from acts of the Landlord to remove Sublessee from the Premises upon expiration of the Option Term (defined hereafter).

5.     RENT.

5.1 PAYMENT SCHEDULE. Throughout the entire period of this Sublease, rent shall be paid according to Exhibit C attached hereto. Rent shall commence upon Sublessee's receipt of a Certificate of Occupancy from the City of Greenville, South Carolina.

5.2 MANNER OF PAYMENT. Sublessee shall pay to Sublessor each installment of monthly rent in advance on the first day of each and every calendar month, at the address of Sublessor set forth herein or at such other place as Sublessor may hereafter designate in writing in accordance with the Note provisions set forth hereinafter.

5.3 PRO-RATA RENT. Any rent payable for a portion of a month shall be prorated based upon the number of days in the applicable calendar month.

6.     OPTION.

6.1 TERM. Sublessee shall have the option to extend the within Sublease through the remaining term of the Primary Lease ("Option Term"); provided Sublessee is not in default with any of the terms of this Sublease. No later than three (3) months prior to expiration of the initial Sublease term. Sublessee shall give written notice to Sublessor if Sublessee does not intend to exercise the Option Term.

6.2  SUBLEASE  GOVERNS.  This  Sublease  shall  govern  the  Option  Term.

6.3 RENT DURING OPTION TERM. Rent during the Option Term shall be according to Exhibit C.

7.     USE  AND  MAINTENANCE  OF  PREMISES.

7:1 USE. Sublessee shall use, occupy, and maintain the Premises as a bank facility and general office relating to banking operations only.

7.2 ILLEGAL USE. Sublessee shall not use or permit the use of the Premises for any disorderly, unlawful or illegal purpose. Should any governmental law or regulation be subsequently enacted or enforced so as to substantially prevent the use of the Premises for the purposes set forth above, either party may terminate this Sublease upon ninety (90) days written notice to the other.

7.3 SIGNS. Sublessee may place and maintain in and around the Premises such signs as are necessary to advertise its business. Such signs shall be subject to any approval required under the Primary Lease. Such signs shall also conform to all relevant zoning ordinances.

7.4  ALTERATIONS  AND  IMPROVEMENTS.

(A) ALTERATIONS. Sublessee shall obtain building plans and specifications for all renovations and improvements for the building. Such plans and specifications shall be subject to the written approval of Sublessor and Landlord (as defined in the Primary Lease); Sublessor's approval not to be unreasonably withheld. Sublessor's failure to affirmatively approve or reject within thirty (30) days of receipt shall constitute an approval by the Sublessor, but shall not affect the Landlord's approval, rejection, or failure to respond.

     Sublessee shall select the architect and contractor for the proposed renovations and improvements to the building. The architect and contractor shall be licensed or bonded by all relevant or required authorities.

     Architects or contractors selected by the Sublessee for any subsequent renovations or improvements to the Premises shall be subject to the written approval of the Sublessor and Landlord; Sublessor's approval not to be unreasonably withheld. Sublessor's failure to affirmatively approve or reject within thirty (30) days of notice shall constitute an approval by the Sublessor, but shall not affect the Landlord's approval, rejection, or failure to respond.

(B)     ROOF.  Sublessee  shall  install a new roof on the building within sixty
(60) days of the date of this Sublease. All work and materials shall be (i) in accordance with local building standards for a quality building in the Greenville area and (ii) subject to the written approval of Sublessor and Landlord; Sublessor's approval not to be unreasonably withheld. Sublessor's failure to affirmatively approve or reject the plans and specifications within thirty (30) days of receipt shall constitute an approval by the Sublessor, but shall not affect the Landlord's approval, rejection, or failure to respond.

     The cost of the roof shall not exceed Fifty Thousand and No/100 Dollars ($50;000.00).

     Upon completion of said installation, Sublessee shall submit a bill to Sublessor for one-half of the cost. Sublessee and Sublessor each shall pay one-half of the cost within thirty (30) days thereafter. If Sublessor fails to reimburse Sublessee accordingly, Sublessee shall have the right to deduct from rent payments (and without penalty) the amount owed by Sublessor.

(C) HVAC. Sublessee shall repair or replace the heating and air-conditioning system ("HVAC") system in the building according to the same standards referred to above and at a cost not to exceed Twenty Thousand five and No/100 ($25,000.00) Dollars. Payment and reimbursement shall be as stated in Section7.4(b).

(D) BUILDING STANDARDS. Sublessee shall renovate and upfit the building for a bank facility, at its sole cost, according to the above standards.

(E) BIDS. Sublessee shall obtain two (2) bids for the roof and HVAC and submit the same to Sublessor for approval. Sublessor and Sublessee shall use their best efforts to obtain a favorable contract for the roof and HVAC.

(F) LIENS. Sublessee shall not have the right or power to subject the interest of Sublessor or Landlord in the Premises to any mortgage, mechanics' or materialmen's liens. Sublessee shall indemnify and hold Sublessor and Landlord harmless against any claim or damage, including costs and attorney's fees, resulting from or in any way related to any construction on the Premises.

7.5 MAINTENANCE. Sublessee shall at all times maintain the interior and exterior of the Premises, including the roof and HVAC, and any fixtures and equipment therein, in good and clean condition and repair (normal. wear and tear excepted), including all utility connections and any other improvements upon, under or about the Premises. In the event lessee fails to perform any of its obligations as required hereunder, Sublessor may, but shall not be required to, perform and satisfy the same with Sublessee hereby agreeing to reimburse Sublessor for any reasonable cost thereof promptly upon demand. Sublessor shall be responsible for the foundation and structural integrity of the building.

7.6 REQUIREMENTS OF PUBLIC AUTHORITIES. Sublessee shall at all times comply with all present and future laws, ordinances, and regulations of all applicable governmental bodies having jurisdiction over the Premises or Sublessee, and with all licenses and permits pertaining to the Premises.

7.7 CONDITION AT SURRENDER. At the expiration or other termination of this Sublease, Sublessee agrees to surrender and deliver up the Premises, in good and broom-clean condition, normal wear, tear, and damage by the elements excepted.

8.     LIABILITY.

8.1 PUBLIC LIABILITY. Sublessor shall have no liability or responsibility whatsoever with respect to the conduct and operation of Sublessee's business on the Premises or to the condition, maintenance, or repair of the Premises; other than Sublessor's obligations under Section 7.5. Sublessee agrees to indemnify and hold Sublessor and Landlord, their employees and agents, harmless from and against all claims, suits, losses or liability to Sublessee and any third parties for or on account of damages to property or injuries (including death) to persons caused by, arising out of or occurring during Sublessee's use, conduct, maintenance, operation or occupancy of the Premises.

     Sublessee shall not be obligated to indemnify and hold harmless Sublessor or Landlord for any such injury, death or damage which has resulted solely from the (i) negligence of Sublessor or Landlord, their agents and employees, without any fault or negligence of Sublessee, his agents or employees; or (ii) failure of Sublessor to fulfill its obligations under Section 7.5.

8.2 LIABILITY INSURANCE. Sublessee at its cost shall procure and maintain during the term of this Sublease, public liability and property damage insurance with a single combined liability and property damage limit of no less than One Million and no/100 ($1,000,000.00) Dollars insuring against all liability of Sublessee, its agents or employees, to any persons whomsoever arising out of and in connection with Sublessee's use, conduct, maintenance, operation, or occupancy of the Premises. Sublessee shall furnish Sublessor with a certificate showing that such insurance is in effect, together with evidence of payment of premiums, and shall likewise furnish Sublessor with renewal certificates therefor as the same are procured. In the event Sublessee fails timely to procure or renew any insurance required hereunder, or should such insurance fail to comply with any of the terms required hereunder, Sublessor, at its option, shall have the right to procure such insurance coverage or renewal, with any cost thereof to be payable by Sublessee within ten (10) days notice from Sublessor.

9.     DAMAGES.

9.1 FIRE AND CASUALTY INSURANCE. Sublessee shall procure and maintain during the term of this Sublease all-risk, fire, casualty and extended coverage insurance covering the Premises in an amount which shall be not less than one hundred percent (100%) of the full insurable replacement cost, as the same may from time to time be determined, of all improvements on the Premises above their foundation. Sublessee shall name Sublessor as an additional insured in the insurance coverage. Beginning: at the point of Sublessee's possession of the Premises, Sublessee shall annually provide; to Sublessor a certificate of insurance or other documentation establishing compliance with this Section. Sublessee shall also have an affirmative duty to notify Sublessor of any changes affecting Sublessee's obligations under this Section.

9.2  OBLIGATION  TO  REPAIR.

(A) In the event that the permanent improvements to the Premises are partially or wholly damaged or destroyed by fire or any other casualty, all insurance proceeds shall be applied to the prompt and full repair and restoration of the Premises or such portion thereof as shall have been damaged or destroyed, with due allowance being given for reasonable time required for adjustment and settlement of insurance claims.

(B) If, at any time within eighteen (18) months prior to the end of the Sublease term, the building is completely destroyed or so damaged by fire or other casualty covered by insurance as to render it unfit for use, and repair and restoration is not economically feasible, the Sublessor or the Sublessee may terminate this Sublease on notice of at least ten (10) days and no more than thirty (30) days after the date of such damage or destruction: If the Sublease shall so terminate, all basic and additional rent shall be apportioned to the date of termination and all insurance proceeds with respect to the building shall belong to the Sublessor subject to the rights of any mortgagee.

9.3 UNTENANTABILITY. In the event any damage to or destruction of the Premises renders the same untenantable for the uses permitted herein, all rent due hereunder shall abate as of the date of the occurrence until the date that restoration is completed and the Premises rendered tenantable. The Premises shall be deemed untenantable only in the event that such casualty renders the banking functions of Sublessee substantially inoperative for their intended purposes, or public access thereto is substantially impeded, or the casualty is otherwise of such character as to prevent Sublessee from conducting its normal public business. Any unpaid or prepaid rent for the month in which said condition occurs shall be prorated. Sublessee shall have no claim against Sublessor during any period of untenantability, by reason of business-injury or interruption. In the event this Sublease is terminated pursuant to this Section, Sublessee shall nevertheless be required to comply with the provisions of Section 7.7 hereof.

10.     TAXES.

10.1 PAYMENT; METHOD OF PAYMENT. During the Sublease term, Sublessee shall be responsible for payment of all real estate taxes and assessments levied, assessed, and imposed on the Premises and improvements thereon. Taxes shall be prorated for any year in which Sublessee does not occupy the Premises for a full year. Sublessor shall provide Sublessee a copy of the tax notice, as well as evidence of payment by Sublessor. Sublessee shall then reimburse Sublessor for the full amount of the tax notice with the next regular installment of rent due to Sublessor.

10.2 SUBLESSOR'S FAILURE TO PAY TAXES: In the event that Sublessor fails to pay such taxes and assessments in a timely manner, and in order to avoid default under the Primary Lease, Sublessee may, but shall not be required to, pay such taxes and assessments to the collecting authority. Sublessee shall then forward to Sublessor a copy of the paid receipt. If Sublessor owes any portion of the taxes paid and fails to reimburse Sublessee, Sublessee may deduct such portion from the next regular installment(s) of rent due (without penalty).

11.     CONDEMNATION.

11.1 NOTICE OF TAKING. Upon receipt by either Sublessor or Sublessee of any notice of the institution of any proceeding for the taking of the Premises or any part thereof by the exercise of any power of condemnation or eminent domain, or for any street widening or change of grade affecting the premises or any part thereof, the party receiving notice thereof shall notify the other party in writing within ten (10) days following receipt of such notice.

11.2 RIGHT TO AWARD. Subject to the Primary Lease, if the Premises or any part thereof, are taken or condemned by any competent public authority, Sublessee shall be entitled solely to the value of the leasehold interest to Sublessee. Sublessee shall not be endued to the leasehold interest during the Option Term unless Sublessee has affirmatively and expressly exercised the option. As between Sublessor and Sublessee, Sublessor shall be entitled to all other condemnation proceeds.

11.3 UNTENANTABILITY. In the event of a taking or condemnation by any competent public authority of the entire Premises or such portion thereof as shall render the Premises untenantable for the uses permitted herein, as defined in Section
7.1 hereof, the term of this Sublease shall cease and terminate as of the effective date of such taking or condemnation, all unpaid or prepaid rents shall be prorated, and Sublessee shall have no claim against Sublessor for the value of any unexpired term of this Sublease. In the event this Sublease is terminated pursuant to this Section, Sublessee shall nevertheless be required to comply with the provisions of Section 7.7 hereof.

12. ASSIGNMENT OR SUBLETTING. Sublessee shall not have the right to assign this Sublease, or sublet the Premises, except with the written approval of Sublessor and Landlord, and with the written agreement of the Assignee to assume all obligations of Sublessee hereunder. Sublessor's approval under this Section shall not be unreasonably withheld.

13. ACCESS. Sublessor and Landlord, their agents or employees, shall have the right to enter upon the Premises during Sublessee's normal hours of operation to inspect the same and for any other purposes permitted herein, so long as such inspection shall not interfere with the conduct of business there at.

14.     BANKRUPTCY.

14.1 EVENTS OF BANKRUPTCY. The following shall be events of bankruptcy under this Sublease:

(A) Sublessee's filing of a voluntary petition under the provisions of Title 11 of the United States Code, Section 101 g. (the "Bankruptcy Code");
                                                  -

(B) The filing of an involuntary petition against Sublessee as a subject debtor under the Bankruptcy Code or Insolvency Laws which is either not dismissed within sixty (60) days of filing or results in the issuance of an Order for relief against Sublessee, as debtor, whichever is later; or. (c) . Sublessee's making or consenting to an assignment for the benefit of creditors or a common law composition of creditors.

14.2  SUBLESSOR'S  REMEDIES.

(A) TERMINATION OF SUBLEASE. Upon occurrence of an event of Bankruptcy, Sublessor shall have the right to terminate this Sublease by giving written notice to Sublessee; provided, however, that this Section 14.2(a) shall have no effect while a case in which Sublessee is a subject debtor under the Bankruptcy Code is pending, so long as Sublessee or its Trustee maintains timely rent payments hereunder and Sublessee or its Trustee complies with the provisions of
Section 14.2(b) below. At all other times this Sublease shall automatically cease and terminate upon such notice and Sublessee shall be immediately obligated to quit the Premises ,but Sublessee shall not be relieved of its obligation to comply with Section 7.7 of this Sublease.

(B) ASSUMPTION OR ASSIGNMENT BY TRUSTEE. In the event Sublessee becomes the subject debtor in a case pending under the Bankruptcy Code and shall thereafter fail to maintain timely rent payments hereunder, Sublessor's right to terminate this Sublease pursuant to Section 14:2 (a) shall be subject to the rights of the Trustee in bankruptcy to assume or assign this Sublease. The Trustee shall not have the right to assume or assign this Sublease unless the Trustee (i) promptly cures all defaults under this Sublease, (ii) promptly compensates Sublessor for monetary damages incurred as a result of such default, and (iii) provides adequate assurance of future performance on the part of Sublessee as debtor in possession or on the part of the Trustee, or on the part of the Assignee Sublessee.

15.     DEFAULT.

15.1  SUBLESSEE'S  DEFAULT.

(A) EVENTS OF DEFAULT. Sublessee shall be in default under this Sublease upon occurrence of any one or more of the following events:

(I) Failure by Sublessee to pay any installment of rent by the tenth (10th) day of the month in which it is due. Any installment of rent paid after the tenth (10th) day of the month shall also bear a late penalty of five (5%) percent of the amount of such installment.
(II) Breach by Sublessee of any covenant, condition, warranty, representation, obligation or agreement set forth in this Sublease;

(B) SUBLESSOR'S REMEDIES. In the event of any default by Sublessee which shall not be cured within ten (10) days following written notice from Sublessor to Sublessee of any monetary default or thirty (30) days following written notice from Sublessor to Sublessee specifying the non-monetary event of default (unless a non-monetary default cannot reasonably be cured within thirty (30) days and Sublessee shall have commenced steps to cure said default within said thirty (30) day period and continues to pursue such steps to cure diligently), Sublessor shall have the option to:

(I) Terminate this Sublease and to re-enter upon the Premises and take possession thereof, with full rights to collect all rents then due, together with any and all other sums as may be due hereunder and any and all reasonable costs and damages which Sublessor may sustain by virtue of such re-entry, including but not limited to reasonable attorneys' fees and court costs; and
(II) Institute Rent Distress Warrant and Sale proceedings in accordance with applicable South Carolina. Law.

15.2  SUBLESSOR'S  DEFAULT:

(A) EVENTS OF DEFAULT. Sublessor shall be in default under this Sublease upon occurrence of any one or more of the following events:

(I)     Failure  of  Sublessor  to pay any installment of rent under the Primary
Lease  by  the  due  date  set  forth  therein;  and
(II) Breach by Sublessor of any covenant, condition, warranty, representation, obligation, or agreement set forth in this Sublease.

(B) SUBLESSEE'S REMEDIES. In the event of any default by Sublessor which shall. not be cured within ten (10) days following written notice from Sublessee to Sublessor of any monetary default or thirty (30) days following written notice from Sublessee to Sublessor specifying the non-monetary event of default (unless a non-monetary monetary default cannot reasonably be cured within thirty (30) days and Sublessor shall have commenced steps to cure said default within said thirty (30) day period and continues to pursue such steps to cure diligently), Sublessee shall have the option to:

(I) To prevent default of the Primary Lease, make monthly rent payments due under either the Primary Lease or Sublease directly to the party entitled to receive rent under the Primary Lease. Sublessee may then deduct such payments from any subsequent rent payments due to Sublessor or receive a refund directly from Sublessor; or
(II) Terminate this Sublease and recover any and all reasonable costs and damages which Sublessor may sustain by virtue of such re-entry,. including but not limited to reasonable attorneys' fees and court costs.

(C) SUBLESSOR'S DEFAULT UNDER PRIMARY LEASE. Sublessee is entitled to actual damages (excluding incidental and consequential damages) incurred as a result of a default by Sublessor on the Primary Lease if:

(I)     Sublessor's  default  results  in  termination  of  the  Primary  Lease;
(II) Sublessor fails to notify Sublessee of the Primary Lease default prior to termination of the Primary Lease; and
(III) Sublessee is unable to cure the default and either prevent default or reinstate the Primary Lease following termination by the Landlord.

     This provision shall not be operative if Sublessor provides notice of its default on the Primary Lease prior to its termination or in time for Sublessee to reinstate the Primary Lease.

16. SUBORDINATION. This Sublease shall be subject and subordinate to the Primary Lease attached as Exhibit A and subsequently amended.

17. TITLE AND QUIET ENJOYMENT. Sublessor warrants and covenants to Sublessee that it is vested with good and marketable leasehold title to the Premises upon and subject to the terms and provisions of the Primary Lease. So long as Sublessee shall pay all rents and observe and perform all covenants and provisions hereof, Sublessee shall peacefully and quietly have and enjoy possession of the Premises without any encumbrance or hindrance by, from or through Sublessor, except that Sublessor shall have the right to enter upon the Premises during Sublessee's regular business hours for inspection purposes so long as such entry shall in no way disrupt the conduct of Sublessee's regular business.

18. LICENSES AND UTILITIES. Sublessee shall pay all sums as and when. due on account of utility services provided to the Premises, including but not limited to power, electricity, gas, water, sewer, janitorial service, and telephone service and for all licenses and permits necessary to the operation of Sublessee's business on the Premises.

19.     NOTICES.

19.1 METHOD OF NOTICE. All written notices required or desired to be given hereunder by either party to the other shall be given by United States mail, prepaid first-class, return receipt requested, addressed to the other parry at the following addresses:

          AS  TO  SUBLESSOR:
          Branch  Banking  and  Trust  Company
          PO  Box  1220
          Winston  Salem,  North  Carolina  27102-1220
          Attention:  Real  Estate  Disposal  Manager

          AS  TO  SUBLESSEE:
          Summit  National  Bank
          P.O.  Box  1087
          Greenville,  South  Carolina  29602
          Attention:  J.  Randolph  Potter  or  President

     In the alternative, any notice may be given by personal delivery thereof to the other party at said party's aforesaid address. Either party may, by like written notice, designate a new address to which such notices shall thereafter be directed.

19.2. EFFECTIVE DATE OF NOTICE. Any required notice herein shall be deemed to have been given on the date that the same is deposited in the United States mail, or delivered to the other party, in compliance with the foregoing provisions.

20. HAZARDOUS SUBSTANCES. To the best of Sublessor's knowledge; there are no hazardous substances on the Premises except those items. listed in the Limited Asbestos Inspection report prepared by Spero Corporation dated March 30, 1998, and attached hereto as Exhibit D. Sublessor has not conducted any business on the Premises which would cause hazardous substances to be placed on the Premises.

20.1 SUBLESSOR'S INDEMNIFICATION. Sublessor agrees to defend, indemnify, and hold harmless Sublessee, its directors, officers, employees, and agents from and against any and all claims; demands; judgments; settlements; damages; actions; consent agreements and orders; liability or costs (including but not limited to any cleanup costs); and all expenses including claims arising out of injury to persons, property, or damage to natural resources caused by any hazardous substances placed on the Premises prior to May 1, 1998.

20.2 SUBLESSEE'S INDEMNIFICATION. Sublessee agrees to defend, indemnify, and hold harmless Sublessor, its directors, officers, employees, and agents, from and against any and all claims; demands; judgments; settlements; damages; actions; consent agreements and orders; liability or costs (including but not limited to any cleanup costs); and all expenses including claims arising out of injury to persons, property, or damage to natural resources caused by any hazardous substances placed on the Premises after April 30, 1998.

21.     MISCELLANEOUS.

21.1 CAPTIONS. All sections and paragraph captions are for the convenience of the parties only, and neither limit nor amplify the provisions of this Sublease.

21.2 ENTIRE AGREEMENT. This Sublease contains all the agreements and conditions made between the parties. This Sublease may not be modified orally or in any manner other than by. an agreement in writing, signed by the parties and attached hereto.

21.3 WAIVER. The waiver by Sublessor of any breach of any term, covenant or condition herein contained shall not be deemed to be a waiver of such term, covenant or condition or any subsequent breach of the same or any other term, covenant or condition herein contained. The subsequent acceptance of rent hereunder by Sublessor shall not be deemed to be a waiver of any preceding breach by Sublessee or any term, covenant or condition of this Sublease, other than the failure of the Sublessee to pay the particular rental so accepted, regardless of Sublessor's knowledge of such preceding breach at the time of acceptance of such rent. No covenant, term or condition of this Sublease shall be deemed to have been waived by Sublessor, unless such waiver be in writing by Sublessor.

21.4 ACCORD AND SATISFACTION. No payment by Sublessee or receipt by Sublessor of a lesser amount than the monthly rent herein stipulated shall be deemed to be other than on account of the earliest stipulated rent, nor shall any endorsement or a statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, .and Sublessor may accept such check or payment without prejudice to Sublessor's. right to .recover the balance of such rent or pursue any other remedy in this Sublease provided.

21.5 FORCE MAJEURE. In the event that either party shall be delayed or hindered in or prevented from doing or performing any act or thing required hereunder by reason of strikes, lockouts, casualties, acts of God, labor troubles, failure of power, governmental laws or regulations, riots, insurrection, war or other causes beyond the reasonable control of either party, then such party shall not be liable or responsible for any such delays in the doing or performing of any such act or thing, shall be excused for the period of the delay and for the period of the performance of any such acts shall be extended for a period equivalent to the period of such delay.

21.6 SEVERABILITY. The unenforceability, invalidity or illegality of any provision therein shall not render any other provision herein unenforceable, invalid or illegal.

21.7 SUCCESSORS AND ASSIGNS. All rights, remedies and liabilities herein given to or imposed upon either of the parties hereto, shall extend to their respective heirs, personal representatives; successors and assigns.

21.8 APPLICABLE LAW. This Sublease is entered into and shall be construed in accordance with the laws of the State of South Carolina and any action or Proceeding arising hereunder shall be brought in the County of Greenville, State of South Carolina.

     IN WITNESS WHEREOF, Sublessor and Sublessee have executed this Sublease on the day and year first written above.


WITNESSES:                         BRANCH  BANKING  AND  TRUST
                                   COMPANY  OF  SOUTH  CAROLINA

/s/ Shelly C. Vinson               By:  /s/ Ross P. Schlabur
/s/ Brian Ther                     Title: V.P. and Corporate Secretary



                                   SUMMIT  NATIONAL  BANK

/s/ Karen Dye                      By:  /s/ J. Randolph Potter
/s/ Jeannie Hartline               Title: President and CEO

                                     EXHIBIT
                           DESCRIPTION OF THE PROPERTY

ALL that certain piece, parcel or lot of land situate, lying and being in the County of Greenville, State of South Carolina; and having the following metes and bounds, to-wit:

BEGINNING at an iron pin at the intersection of the southern right of way of East North Street with the eastern right of way of Toy Street and running thence with the eastern right of way of Toy Street, S 14-58 E 109.10 feet to an iron pin on the northern side of a ten foot alley; thence leaving Toy Street and running with the northern side of said ten foot alley; N 76 36 E 199.95 feet to an iron pin; thence leaving said, alley and running N 15-05 W 109:45 feet to an iron pin on the southern right of way of East North Street; thence with the southern right of way of East North Street, S 76-30 W 199.71 feet to the POINT OF BEGINNING and containing 21,829 square feet according to Plat entitled
Topographical Map for South Carolina Federal. Savings and Loan Association, dated May 1981 by Dalton & Neves Co., Engineers.

Together with all rights, title and interest, if any, of the Landlords in and to the ten foot alley adjacent to the southern boundary of the above-described property.

                                    EXHIBIT C

                                  RENT SCHEDULE


Initial Term                                    Annual Rent   Monthly Rent
----------------------------------------------  ------------  -------------
May 1, 1998 to September 1, 1998,
or upon receipt of a Certificate of Occupancy
(whichever occurs first)                               - 0 -          - 0 -

September 1, 1998,
or upon receipt of a Certificate of Occupancy
(whichever occurs first) to November 30, 2002   $  70,800.00  $    5,900.00

December 1, 2002, to April 30, 2005             $  77,901.84  $    6,491.82

Option Term
May 1, 2005, to October 31, 2012                $  77,901.84  $    6,491.82